UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008 (September 25, 2008)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Results Way, Cupertino, California 95014
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DURECT CORPORATION

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 25, 2008, in an effort to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Board of Directors of DURECT Corporation (the “Company”) approved an amendment to the Company’s Executive Change of Control Policy first adopted in April 2004 (as amended, the “Officer Policy”) which applies to all employees of the Company holding a position of Vice President (or equivalent position) or higher (including all executive officers of the Company) who are not party to any other change of control agreement with the Company. This amendment to the Officer Policy was approved along with an amendment to the Change of Control Policy applicable to all non-officer employees to comply with Section 409A.

Under the amended Officer Policy, the timing of cash payments under the Officer Policy was changed in order to avoid the imposition of potential additional taxes on such payments under Section 409A. The Officer Policy now provides that payments under the Officer Policy, the amount and triggering conditions of which remain unchanged from the original Officer Policy as adopted, shall be made over the twelve-month period following such employee’s termination of service with the Company instead of the payment timing provided by the original Officer Policy (i.e., at the election of the Company, by lump sum or over 12 months following the execution by the employee of any applicable release). In addition, to the extent required to avoid the imposition of potential additional taxes for “specified employees” within the meaning of Section 409A, the Company shall delay any portion of payments in excess of certain limitations under Section 409A that are deemed to be “deferred compensation” under Section 409A and which are due in the first six months following an eligible employee’s termination date to the date six months and one day following the applicable termination date.

A copy of the Policy is attached as Exhibit 10.51 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.51	DURECT Corporation Executive Change of Control Policy

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 30, 2008	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.51	DURECT Corporation Executive Change of Control Policy